Exhibit 99.4

Twitter & LinkedIn

Today we entered into a definitive agreement to be acquired by @JNJNews. We are excited to join a global organization and accelerate our promising pipeline of next-gen ADCs for patients in need of targeted treatment options. Click here for more information and cautionary statements: [LINK TO PR]